Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-137152) pertaining to the Hill International, Inc. 401(k) Retirement Savings Plan of our report dated July 2, 2007, with respect to the financial statements and schedule of the Hill International, Inc. 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K/A) for the year ended December 31, 2006.

/s/ MAZZUCCO & COMPANY, CPAs

Moorestown, New Jersey

July 2, 2007